UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2006

SYNPLICITY, INC.

(Exact Name of the Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-31545	77-0368779
(Commission File Number)	(I.R.S. Employer Identification No.)

600 West California Avenue, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 215-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 21, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Synplicity, Inc. (“Synplicity”) approved the annual cash compensation increase for Mr. Gary Meyers, President and Chief Executive Officer, to $430,000.

Effective April 1, 2006, the variable compensation under the Variable Incentive Pay Plan (the “Plan”) for Mr. Meyers will be increased from 25.00% to 30.23% of his total compensation. Under the terms of the Plan, the variable compensation level represents the amount of the incentive if targeted performance levels are achieved. The amount of incentive payable to Mr. Meyers under the Plan may be more than this level to the extent performance exceeds the targeted performance level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2006	SYNPLICITY, INC.

	By:	/s/ Gary Meyers
	Name:	Gary Meyers
	Title:	Chief Executive Officer, President
and Director (Principal Executive
Officer)

	By:	/s/ John J. Hanlon
	Name:	John J. Hanlon
	Title:	Senior Vice President and Chief
Financial Officer (Principal
Financial and Accounting Officer)